Exhibit 99.1

Contact:
Vance C. Johnston	Rachel Schacter
Chief Financial Officer	ICR
(312) 521-8409	(646) 277-1243
vjohnston@spplus.com	rachel.schacter@icrinc.com

Press Release

SP+ ANNOUNCES $30 MILLION
STOCK REPURCHASE AUTHORIZATION

Company Cites High Free Cash Flow, Modest Leverage

CHICAGO, May 9, 2016 - SP Plus Corporation (NASDAQ: SP), the nation’s leading provider of airport parking, ground transportation and ancillary services, today announced that its Board Of Directors has authorized the Company to repurchase in the open market shares of its outstanding common stock in an amount not to exceed $30 million dollars. The authorization is effective immediately.

G Marc Baumann, the Company’s President and Chief Executive Officer, stated, “Our Board regularly evaluates the best uses of our Company’s cash, and a variety of factors contributed to its decision to authorize this repurchase program. The Company produced record free cash flow in 2015, and we expect to generate even more in 2016 as indicated by our current free cash flow guidance. In addition, the Company’s existing leverage is well within our comfort zone. Accordingly, while we will continue to look for opportunities to use our cash to accelerate our growth, our expected cash flow generation also provides the flexibility to return value to our shareholders through this stock repurchase program.”

The timing and amount of repurchases are determined by the Company’s management at its discretion based on a variety of factors such as the market price of its common stock, corporate requirements, general market and economic conditions and legal requirements. Purchases of the Company’s common stock may be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, or by other means in accordance with federal securities laws. The share repurchase program does not obligate the Company to repurchase any particular amount of common stock, and can be modified, suspended or discontinued at any time.

About SP+

SP+ provides professional parking, ground transportation, facility maintenance, security and event logistics services to property owners and managers in all markets of the real estate industry. The Company has more than 22,000 employees. The Company operates more than 3,900 parking facilities with 2.1 million parking spaces in hundreds of cities across North America, including parking-related and shuttle bus operations serving more than 60 airports.  USA Parking System, a wholly-owned subsidiary, is one of the premier valet operators in the nation with more four and five diamond luxury properties, including hotels and resorts, than any other valet competitor. The Company’s ground transportation division transports over 40 million passengers each year; its facility maintenance division operates in dozens of U.S. cities; and its SP+ GAMEDAY operating group provides a wide range of event logistics services. For more information, visit http://spplus.com.

You should not construe the information on that website to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the Company's website.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as "expect," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "plan," "guidance," "will," “are to be” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management's control. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: adverse litigation judgments or settlements, including a dispute with Central’s former stockholders; intense competition and potential changes to consumer behavior; risks associated with management contracts and leases; deterioration of general economic and business conditions or changes in demographic trends; goodwill impairment charges or impairment of long-lived assets; information technology disruption, cyber attacks, cyber terrorism and security breaches; breach of credit facility terms, which may restrict borrowing, require penalty payments or accelerate payment of the Company’s substantial indebtedness; the impact of public and private regulations; financial difficulties or bankruptcy of major clients; insurance losses that are worse than expected or adverse events not covered by insurance; labor disputes; failure to attract and retain senior management and other qualified personnel; negative or unexpected tax events; risks associated with joint ventures; extraordinary events affecting parking at facilities that the Company manages, including emergency safety measures, military or terrorist attacks, and natural disasters; adverse weather conditions that reduce gross profit; risks related to the Company’s acquisition strategy; goodwill impairment charges or impairment of long-lived assets; the risk that state and municipal government clients sell or enter into long-term leases of parking-related assets to competitors or clients of our competitors; availability, terms and deployment of capital; the Company's ability to obtain performance bonds on acceptable terms; and the impact of Federal health care reform.

For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

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